SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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[  ]            Preliminary Proxy Statement
[  ]            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]            Definitive Proxy Statement
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[  ]            Soliciting Material under Rule 14a-12

HOMESTREET, INC.
(Name of Registrant as Specified in its Charter)

Blue Lion Opportunity Master Fund, L.P.
Roaring Blue Lion, LLC
Roaring Blue Lion Capital Management, L.P.
BLOF II, LP
Blue Lion Capital Master Fund, L.P.
Charles W. Griege, Jr.
Ronald K. Tanemura
Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Blue Lion / HomeStreet, Inc.

Blue Lion Opportunity Master Fund, L.P. and the other participants identified herein (“BLC”) are filing the materials contained in this document with the U.S. Securities and Exchange Commission in connection with the 2018 Annual Meeting of Shareholders of HomeStreet, Inc. (“HomeStreet”).  Attached hereto is a copy of a press release issued by BLC.  The press release is being filed herewith under Rule 14a-6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it may be deemed to be soliciting material in respect of the solicitation of proxies to be used at HomeStreet’s 2018 Annual Meeting of Shareholders.  The press release is also available on BLC’s website at https://www.helpfixhmst.com.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

On April 25, 2018, Blue Lion Opportunity Master Fund, L.P. and the other participants identified below (“BLC”) filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the 2018 Annual Meeting of Shareholders of HomeStreet, Inc. (the “Definitive Proxy Statement”).  The following persons may be deemed to be participants in the solicitation from shareholders of HomeStreet, Inc. (“HomeStreet”) of proxies to vote “AGAINST” the election of Scott M. Boggs and Douglas I. Smith as directors of HomeStreet, and to vote “AGAINST” the approval on an advisory (non-binding) basis of the compensation of HomeStreet’s named executive officers: Blue Lion Opportunity Master Fund, L.P., Roaring Blue Lion, LLC, Roaring Blue Lion Capital Management, L.P., BLOF II, LP, Blue Lion Capital Master Fund, L.P., Charles W. Griege, Jr., and Ronald K. Tanemura.  The participants may have interests in the solicitation, including as a result of holding shares of HomeStreet’s common stock, and information regarding the Participants and their interests may be found in the Definitive Proxy Statement.  Shareholders are urged to read the Definitive Proxy Statement and BLUE proxy card, and any supplements thereto, because they contain important information about BLC, the proposals being voted on at the 2018 Annual Meeting of Shareholders of HomeStreet, HomeStreet and related matters.  The Definitive Proxy Statement was first sent to the shareholders of HomeStreet on or about April 25, 2018 and is accompanied by a BLUE proxy card.  Shareholders may obtain a free copy of the Definitive Proxy Statement and BLUE proxy card and other relevant documents filed with the SEC by BLC at the SEC’s web site at www.sec.gov or BLC’s website at https://www.helpfixhmst.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

[Press Release follows on next page.]

Leading Independent Proxy Advisor Egan-Jones Joins ISS in Recommending
Shareholders Vote for Change at HomeStreet Annual Meeting

Egan-Jones Recommends HomeStreet Shareholders Vote AGAINST Scott Boggs and Douglas Smith on Blue Lion Capital’s BLUE Proxy Card

Egan-Jones Says That Voting AGAINST Boggs and Smith Will Send a Clear Signal That Change Is Warranted

DALLAS, May 17, 2018 /PRNewswire/ -- Blue Lion Capital and its affiliates (“Blue Lion”), the beneficial owners of 6.1% of the stock of HomeStreet, Inc. (Nasdaq: HMST) (“HomeStreet” or the “Bank”), announced today that Egan-Jones, a leading independent proxy vote advisory firm, has recommended that HomeStreet shareholders vote on Blue Lion Capital’s BLUE proxy card “AGAINST” HomeStreet’s long-standing directors Scott Boggs and Douglas Smith at this year’s Annual Meeting.

After a full examination of all the facts, Egan-Jones issued a 22-page report in which it concluded that “…there is a poor oversight and lack of accountability in the part of Messrs. Scott M. Boggs and Douglas I. Smith as members of the Audit Committee which involved HomeStreet in an accounting malpractice and sanction by the SEC.”

In its report, Egan-Jones stated the following:

“[W]e believe that voting AGAINST the election of Scott M. Boggs and Douglas I. Smith, is in the best interest of the Company and its shareholders.”

“We believe that voting AGAINST Messrs. Boggs and Smith will send a clear signal that change is warranted in the Company, both in the boardroom and in terms of financial performance.  In our view, the Company should re-assess its strategies to maximize HomeStreet’s potential and impede its underperformance versus its peers.”

“In our view, the Company should strengthen its corporate governance practices to acknowledge accountability.  We recommend the Company declassify its Board to allow shareholders to make necessary changes in board composition annually and to separate the roles of Chairman and CEO due to the presence of the inherent conflict of interest.”

Chuck Griege, Blue Lion Capital’s Managing Partner said, “Like Egan-Jones, ISS has recommended that shareholders vote on the Blue Lion BLUE proxy card AGAINST Mr. Boggs at the upcoming meeting. In fact, this is the third year in a row that ISS has recommended against HomeStreet directors.”

In its independent report, ISS cited past issues and persistent shareholder concerns:

“HomeStreet’s history as a public company has been marked by a number of corporate governance shortcomings, including board independence and attendance concerns, problematic compensation practices, and an accounting and related whistleblower controversy, which have translated into several instances of low investor support for director nominees.”

Commenting further on Egan-Jones’ and ISS’s resounding show of support for change on the HomeStreet Board, Chuck Griege said, “We are pleased that both Egan-Jones and ISS recognize the Board’s performance and governance failings and the important need for change.”  Mr. Griege continued, “We also fully support Egan-Jones’ recommendation that HomeStreet declassify its board structure and separate the roles of Chairman and CEO.   These are basic, good governance principles that we have been pressing the Board to implement to ensure objective board oversight becomes an important part of HomeStreet’s culture.”

Egan-Jones and ISS both concluded that shareholders should therefore vote on Blue Lion Capital’s BLUE proxy card.   Blue Lion urges shareholders to vote AGAINST the re-election of Boggs and Smith.

Blue Lion encourages its fellow shareholders to review its proxy materials, investor presentations and shareholder letters, all of which are available at www.HelpFixHMST.com.

PLEASE SIGN, DATE, AND MAIL THE BLUE PROXY CARD TODAY

HomeStreet shareholders with questions should contact Blue Lion Capital’s proxy solicitor, Alliance Advisors, toll free at 1-833-786-5516 or by email at BLC@allianceadvisorsllc.com

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

On April 25, 2018, Blue Lion Opportunity Master Fund, L.P. and the other participants identified below (“BLC”) filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the 2018 Annual Meeting of Shareholders of HomeStreet, Inc. (the “Definitive Proxy Statement”).  The following persons may be deemed to be participants in the solicitation from shareholders of HomeStreet, Inc. (“HomeStreet”) of proxies to vote “AGAINST” the election of Scott M. Boggs and Douglas I. Smith as directors of HomeStreet, and to vote “AGAINST” the approval on an advisory (non-binding) basis of the compensation of HomeStreet’s named executive officers: Blue Lion Opportunity Master Fund, L.P., Roaring Blue Lion, LLC, Roaring Blue Lion Capital Management, L.P., BLOF II, LP, Blue Lion Capital Master Fund, L.P., Charles W. Griege, Jr., and Ronald K. Tanemura.  The participants may have interests in the solicitation, including as a result of holding shares of HomeStreet’s common stock, and information regarding the Participants and their interests may be found in the Definitive Proxy Statement.  Shareholders are urged to read the Definitive Proxy Statement and BLUE proxy card, and any supplements thereto, because they contain important information about BLC, the proposals being voted on at the 2018 Annual Meeting of Shareholders of HomeStreet, HomeStreet and related matters.  The Definitive Proxy Statement was first sent to the shareholders of HomeStreet on or about April 25, 2018 and is accompanied by a BLUE proxy card.  Shareholders may obtain a free copy of the Definitive Proxy Statement and BLUE proxy card and other relevant documents filed with the SEC by BLC at the SEC’s web site at www.sec.gov or BLC’s website at https://www.helpfixhmst.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

CONTACT: Justin Hughes, Blue Lion Capital, (214) 855-2430